ARTICLES OF INCORPORATION    [x] Domestic Business Corporation

COMMONWEALTH OF PENNSYLVANIA
DEPARTMENT OF STATE
CORPORATION BUREAU
-----------------------------------------------------------------

1. Name of Corporation (must contain a corporate indictor unless exempt under 15 P.S. 2908 B):

          ACNB Corporation

2. Address of Registered Office in Pennsylvania (P. O. Box Number not acceptable):

          675 Old Harrisburg Road
          Gettysburg, PA  17325
          (Adams County)

3.   Explain the Purpose or Purposes of the Corporation:

          To have unlimited power to engage in and do any lawful act concerning any or all lawful business for which corporations may be incorporated under the provisions of the Business Corporation Law of the Commonwealth of Pennsylvania. The Corporation is incorporated under the provisions of the Business Corporation Law of the Commonwealth of Pennsylvania (Act of May 5, 1993, P. L. 364 as amended).

4. The Aggregate Number of Shares, Class of Shares and Par Value of Shares which the corporation shall have authority to issue:

     Number and Class of Shares:  2 million shares, common stock

     Stated Par Value per Share, if any:  $5.00

     Total Authorized Capital:  10,000,000

5.   Term of Existence:  Perpetual

6. The Name and Address of Each Incorporator, and the Number and Class of Shares Subscribed to by each Incorporator:

     Ronald L. Hankey               1 share common stock
     306 Oak Lane
     Gettysburg, PA  17325

     Franklin R. Bigham             1 share common stock
     210 West Broadway
     Gettysburg, PA  17325


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     Robert G. Bigham               1 share common stock
     43 West Broadway
     Gettysburg, PA  17325

7. Cumulative voting rights shall not exist with respect to the election of directors.

8.A. The Board of Directors may, if it deems it advisable, oppose a tender, or other offer for the corporation's securities, whether the offer is in cash or in securities of a corporation or otherwise. When considering whether to oppose an offer, the Board of Directors may, but it is not legally obligated to, consider any pertinent issues; by way of illustration, but not of limitation, the Board of Directors may, but shall not be legally obligated to, consider any and all of the following:

     (1) Whether the offer price is acceptable based on the historical and present operating results or financial condition of the corporation.

     (2) Whether a more favorable price could be obtained for the corporation's securities in the future.

     (3) The impact which an acquisition of the corporation would have on its employees, depositors and customers of the corporation and its subsidiaries in the community which they serve.

     (4) The reputation and business practices of the offeror and its management and affiliates as they would affect the employees, depositors and customers of the corporation and its subsidiaries and the future value of the corporation's stock.

     (5) The value of the securities, if any, which the offeror is offering in exchange for the corporation's securities, based on an analysis of the worth of the corporation as compared to the corporation or other entity whose securities are being offered.

     (6) Any antitrust or other legal and regulatory issues that are raised by the offer.

  B. If the Board of Directors determines that an offer should be rejected, it may take any lawful action to accomplish its purpose including, but not limited to, any and all of the following: advising shareholders not to accept the offer; litigation against the offeror; filing complaints with all governmental and regulatory authorities; acquiring the corporation's securities; selling or otherwise issuing authorized but unissued securities or treasury stock or granting options with respect thereto; acquiring a company to create an anti-trust or other regulatory problem for the offeror; and

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

     obtaining a more favorable offer from another individual or entity.

9. No merger, consolidation, liquidation or dissolution of the Corporation, or any action that would result in the sale or other disposition of all or substantially all of the assets of the Corporation shall be valid unless first approved by the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding shares of Common Stock. This Article 9 may not be amended unless first approved by the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding shares of Common Stock.

10. Classification of Directors. The Directors shall be divided into three (3) classes, as nearly equal in number as possible, known as Class 1, consisting of not more than eight (8) Directors; Class 2, consisting of not more than eight (8) Directors; and Class 3, consisting of not more than nine (9) Directors. The initial Directors of Class 1 shall serve until the third (3rd) annual meeting of shareholders. At the third (3rd) annual meeting of the shareholders, the Directors of Class 1 shall be elected for a term of three (3) years, and after expiration of such term, shall thereafter be elected every three (3) years for three (3) year terms. The initial Directors of Class 2 shall serve until the second (2nd) annual meeting of shareholders. At the second (2nd) annual meeting of the shareholders, the Directors of Class 2 shall be elected for a term of three
     (3) years and, after the expiration of such term, shall thereafter be elected every three (3) years for three (3) year terms. The initial Directors of Class 3 shall serve until the first (1st) annual meeting of shareholders. At the first (1st) annual meeting of the shareholders the Directors of Class 3 shall be elected for a term of three (3) years and, after the expiration of such term, shall thereafter be elected every three
     (3) years for three (3) year terms. Each Director shall serve until his/her successor shall have been elected and shall qualify, even though his/her term of office as herein provided has otherwise expired, except in the event of his/her earlier resignation, removal or disqualification.

11. The Board of Director shall consist of not less than five (5) nor more than twenty-five (25) shareholders, the exact number to be fixed and determined from time to time by resolution of a majority of the shareholders at any annual or special meeting thereof.

12. No holder of shares of any class or of any series of any class shall have any preemptive right to subscribe for, purpose or receive any shares of the corporation, whether now or hereafter authorized, or any obligations or other securities convertible into or carrying options to purchase any such shares of the corporation, or any options or rights to purchase any such shares or securities, issued or sold by the

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     corporation for cash or any other form of consideration, and any such shares, securities or rights may be issued or disposed of by the Board of Directors to such persons and on such terms as the Board in its discretion shall deem advisable.

     IN TESTIMONY WHEREOF, the Incorporators have signed and sealed the Articles of Incorporation this 4th day of November, 1982.

/s/ Robert G. Bigham                 /s/ Franklin R. Bigham
-------------------------        ----------------------------


                                     /s/ Ronald L. Hankey
                                 ----------------------------
-------------------------------------------------------------

030.  FILED:  11/09/82           Code:  AIB
                                 Reviewed by:  TES
/s/ William R. Davis             Date Approved:  11/10/82
----------------------------     Sequential Number: 13904
Secretary of the Commonwealth    Amount:  $75.00
Department of State              Microfilm No. 82-60 882
Commonwealth of Pennsylvania     Corporation Number: 760209


                                       4
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Microfilm Number 86301422                Filed with the Department
                                         of State on May 12, 1986
Entity Number:  760209                   /s/ Robert A. Gleason, Jr.

                                         -------------------------
                                              Secretary of the
                                                Commonwealth


                          COMMONWEALTH OF PENNSYLVANIA
                              DEPARTMENT OF STATE
                               CORPORATION BUREAU

ARTICLES OF AMENDMENT - DOMESTIC BUSINESS CORPORATION

     In compliance with the requirements of Section 806 of the Business Corporation Law, Act of May 5, 1933 (P. L. 364) (15 P. S. Section 1806), the undersigned corporation, desiring to amend its Articles, does hereby certify that:

1.   The Name of the Corporation is:

               ACNB Corporation

2. The location of its registered office in this Commonwealth is: (The Department of State is hereby authorized to correct the following statement to conform to the records of the Department):

          675 Old Harrisburg Road, Gettysburg, Adams County, Pennsylvania 17325

3.   The Statute by or under which the Corporation was Incorporated is:

          Business Corporation Law, Act of May 5, 1933, as amended

4.   The Date of its Incorporation is:

          November 9, 1982

5. [x] The meeting of the shareholders of the corporation at which the amendment was adopted was held at the time and place and pursuant to the kind and period of notice herein stated.

          Time:  The 6th day of May, 1986

          Place: Main Office, Adams County National Bank, 675 Old Harrisburg Road, Gettysburg, PA

          Kind and Period of Notice:     Written notice given not less than ten
                                         days prior to May 6, 1986.

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

6.   At the time of the action of shareholders:

     (a)  The total number of shares outstanding was: 816,306

     (b) The number of shares entitled to vote was: 816,306

7.   In the action taken by the shareholders:

     (a)  The number of shares voted in favor of the amendment was:  617,208

     (b)  The number or shares voted against the amendment was:  16,840

8. The amendment adopted by the shareholders, set forth in full, is as follows:

          RESOLVED, that the Articles of Incorporation of ACNB Corporation be amended so that the aggregate number of shares which the Corporation shall have authority to issue is ten million (10,000,000) shares of common stock, par value five dollars ($5.00) per share, and the total authorized capital of the corporation is fifty million dollars ($50,000,000).

     IN TESTIMONY WHEREOF, the undersigned Corporation has caused these Articles of Amendment to be signed by a duly authorized officer and its corporate seal, duly attested by another such officer, to be hereunto affixed this 7th day of May, 1986.


Attest:                       ACNB CORPORATION

/s/ John W. Krichten                /s/ Ronald L. Hankey
-------------------------     By:   ------------------------------
John W. Krichten                    Ronald L. Hankey,  President
Secretary

(CORPORATE SEAL)

Microfilm Number ----------------        Filed with the Department
                                         of State on 11-23-94
Entity Number:  760209                   /s/ Robert M. Grant

                                         -------------------------
                                              Secretary of the
                                                Commonwealth


                          COMMONWEALTH OF PENNSYLVANIA
                              DEPARTMENT OF STATE
                               CORPORATION BUREAU

ARTICLES OF AMENDMENT - DOMESTIC BUSINESS CORPORATION

     In compliance with the requirements of 15 Pa.C.S. (S)1915 (relating to Articles of Amendment), the undersigned business corporation, desiring to amend its Articles, does hereby certify and state that:

     1.   The Name of the Corporation is:

               ACNB Corporation

     2. The Address, including street and number, of its Registered Office in this Commonwealth is: (The Department of State is hereby authorized to correct the following statement to conform to the records of the Department):

               675 Old Harrisburg Road, Gettysburg, Adams County, Pennsylvania 17325

     3.   The Statute by or under which the Corporation was Incorporated is:

               Business Corporation Law of 1933 (Act of May 5, 1933, P. L. 364 as amended)

     4.   The Date of its Incorporation is:

               November 9, 1982

     5.   The Manner in which the Amendment was Adopted by the Corporation is:

               The amendment was duly adopted by the Board of Directors of the Corporation pursuant to Section 1914(c)(3)(ii) of the Business Corporation Law of 1988, as amended, at a meeting of the Board of Directors duly called, convened and conducted on Tuesday, November 22, 1994.

                                       7

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     6.   The Amendment Adopted by the Corporation, set forth in full, is as follows:

                    4. The aggregate number of shares which the Corporation shall have authority to issue is Twenty Million (20,000,000) shares of Common Stock of the par value of $2.50 per share (the "Common Stock").

     7. The Amendment shall be Effective at 12:01 a.m., prevailing time, on December 31, 1994.


     IN TESTIMONY WHEREOF, the undersigned Corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof and its corporate seal, duly attested by another such officer, to be hereunto affixed this 22nd day of November, 1994.



Attest:                       ACNB CORPORATION

/s/ John W. Krichten                /s/ Ronald L. Hankey
-------------------------     By:   ------------------------------
John W. Krichten                    Ronald L. Hankey,  President
Secretary

(CORPORATE SEAL)

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